                                                                   EXHIBIT 10.25

PHG/JLK/kk
3/13/96



                         K E Y S T O N E   O F F I C E

                                   L E A S E

                                (9200 Building)


         THIS LEASE is made this 14 day of March, 1996, by and between WRC PROPERTIES, INC., a Delaware corporation with offices at 730 Third Avenue, New York, New York 10017 ("Landlord"), and NHP INCORPORATED, a Delaware corporation ("Tenant").

                              W I T N E S S E T H:

ARTICLE 1 - LEASE OF PREMISES

SECTION 1.01. LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all matters affecting title and all of the terms and conditions hereinafter set forth, office space in the office building described below which is commonly known as 9200 Keystone Crossing, Indianapolis, Marion County, Indiana, and which is situated on the tract of land described in Exhibit A-1 attached hereto (the "Building") for the term hereinafter specified. The space in the Building hereby leased to Tenant is set forth in Item A of the Basic Lease Provisions and is outlined in red on Exhibit A-2 attached hereto (the "Leased Premises"). Common areas and areas rented to or available for rental by other tenants are not within the Leased Premises and Tenant has no rights or interests in or to the same except as herein expressly provided. Elevators shall not be leased to Tenant and shall remain under Landlord's control.

SECTION 1.02.  BASIC LEASE PROVISIONS.

A.       Building Name:  Keystone Crossing Office Park;
         Floors: 5th, 6th, 7th; Address: 9200 Keystone Crossing, Indianapolis, Indiana, 46240; Suite: 500;

*B. Rentable Area: commencing August 1, 1996 - approximately 50,007 rentable square feet [comprised of 19,893 rentable square feet on the 5th floor, 19,891 rentable square feet on the 6th floor, and 10,223 rentable square feet on the 7th floor (the "Original Premises")]; commencing April 1, 1997 - an additional 596 rentable square feet located on the 7th floor (the "Additional Space") for a total of approximately 50,603 rentable square feet (collectively, the Original Premises and the Additional Space shall be referred to as the "Leased Premises");



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* Commencement and expiration dates and rental amounts shall be adjusted, if necessary, to reflect date of substantial completion of the Original Premises and Additional Space in accordance with Article 2.

         Landlord shall use commercially reasonable standards, in accordance with Exhibit A-3 attached hereto, consistently applied, in determining the Rentable Area and the Rentable Area of the Building. The Rentable Area of the Leased Premises shall include the area within the Leased Premises plus a pro rata portion of the area covered by the common areas within the Building, as reasonably determined by Landlord. Landlord and Tenant agree that the Rentable Area of the Leased Premises and the Building are as set forth herein.

*C. Building Expense Percentage: commencing August 1, 1996 - 33.48% (50,007/149,350); commencing April 1, 1997 - 33.88% (50,603/149,350);

*D.      Minimum Annual Rent:

         Year 1                            $708,991.63
         Year 2                            $779,286.24
         Year 3                            $779,286.24
         Year 4                            $779,286.24
         Year 5                            $779,286.24
         Year 6                            $779,286.24

*E.      Monthly Rental Installments:

         Month 1                           $      0.00
         Months 2-8                        $ 64,175.65
         Months 9-72                       $ 64,940.52

F.       Term:   Six (6) years and zero (0) months;

*G. Target Commencement Date: July 15, 1996 for the Original Premises; April 1, 1997 for the Additional Space;

H.       Security Deposit:  N/A;

I. Brokers: Duke Realty Services Limited Partnership representing Landlord and Bremner & Wiley, Inc. and Grubb & Ellis representing Tenant;

J.       Permitted Use:  General office purposes;

K.       Space Plan Approval Date:  March 15, 1996 (See Exhibit B);

L.       Options: One option to extend for 5 years (See Section 18.24);

*M.      Target Expiration Date:  July 31, 2002;


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* Commencement and expiration dates and rental amounts shall be adjusted, if necessary, to reflect date of substantial completion of the Original Premises and Additional Space in accordance with Article 2.



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N.       Address for payments and notices:

                 Landlord:                 WRC Properties, Inc.
                                           c/o Teachers Insurance & Annuity
                                             Association of America
                                           Attn:  Real Estate Department
                                           730 Third Avenue
                                           New York, New York  10017

                 With Rental
                 Payments to:              Duke Realty Services Limited
                                             Partnership
                                           Teachers Realty Corp. - WRC 1400
                                           P.O. Box 66122
                                           Indianapolis, Indiana  46266

                 Tenant:                   NHP Incorporated
                                           9200 Keystone Crossing, Suite 500
                                           Indianapolis, IN  46240

                 With a Copy to:
                   Before 5/20/96:         NHP Incorporated
                                           Attn:  Arthur R. Dochterman
                                           12355 Sunrise Valley Drive
                                           Suite 300
                                           Reston, VA  22091

                 After 5/20/96:            NHP Incorporated
                                           Attn:  Arthur R. Dochterman
                                           8065 Leesburg Pike
                                           Vienna, VA  22182

SECTION 1.03. STATUS OF LANDLORD. Landlord has good and marketable fee simple title to the Building. As of the date of execution of this Lease, the Building is unencumbered by a mortgage or ground lease. Landlord is a corporation duly organized and in good standing in the state of Delaware, has full right, power, and authority to execute, deliver, and perform this Lease, and the person signing on behalf of Landlord is authorized to do so by any and all necessary corporate actions.

No litigation has been initiated or, to the knowledge of Landlord, threatened against Landlord or against the Building which, if adversely determined, would impair Landlord's ability to execute, deliver, and perform this Lease. Neither Landlord, any affiliate of Landlord, nor the Building is subject to or otherwise bound by any legal requirements or agreement (written or oral) which would be breached, or which would result in the creation or imposition of any title exception applicable to the Building, by Landlord's execution, delivery, or performance of this Lease.



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* Commencement and expiration dates and rental amounts shall be adjusted, if necessary, to reflect date of substantial completion of the Original Premises and Additional Space in accordance with Article 2.





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ARTICLE 2 - TERM AND POSSESSION

SECTION 2.01. TERM. The term of this Lease shall be the period of time specified in Item F of the Basic Lease Provisions and shall commence on: (i) the Target Commencement Date as provided in Item G of the Basic Lease Provisions; or (ii) such earlier date as Tenant takes possession of the Leased Premises for the normal conduct of its business; or (iii) such later date which is fifteen (15) days after substantial completion of any work to be performed by Landlord in the Leased Premises in accordance with Section 2.02, provided, however, that the commencement date shall not be extended as a result of any Tenant Caused Delay. "Tenant Caused Delay" shall mean any delay caused by or resulting from: (1) failure of Tenant to deliver the space plan to Landlord and Landlord's architect by March 15, 1996; (2) any change orders requested by Tenant, provided that Landlord shall promptly notify Tenant if Landlord anticipates that any such requested change order will cause a delay; (3) failure of Tenant to timely or properly arrange its furnishings or be present for any scheduled walk-through of the Original Premises or Additional Space, as applicable, in order to obtain the architect's certificate of substantial completion once the Original Premises or Additional Space, as applicable, are otherwise substantially complete (as defined in Section 2.02); or (4) failure of Tenant to cooperate with Landlord and respond promptly to any reasonably request of Landlord.

The date of commencement as defined above, hereinafter called the "Commencement Date," and the "Expiration Date" shall be confirmed by Tenant as provided in
Section 2.03.

SECTION 2.02. CONSTRUCTION OF TENANT FINISH IMPROVEMENTS AND POSSESSION. Landlord agrees to perform and complete the work on the tenant finish improvements in the Leased Premises in a good and workmanlike manner using new materials, in accordance with Tenant's construction drawings which shall be mutually agreed upon by both Landlord and Tenant (the "Tenant
Finish Improvements"), in an amount not to exceed Five Hundred Eighteen Thousand Six Hundred Eighty Dollars and Seventy-five Cents ($518,680.75) (the "Allowance"), subject to events and delays due to causes beyond its reasonable control. A copy of Tenant's space plan for the Leased Premises is attached hereto as Exhibit B. Upon completion and approval of the construction drawings, on or before April 12, 1996, the construction drawings shall be attached hereto as Exhibit B in lieu of the space plan. Landlord shall give Tenant thirty (30) days prior written notice of the anticipated day on which its work shall be substantially completed. "Substantial completion" and "substantially complete" mean that date on which (i) all Tenant Finish Improvements to the Original Premises or Additional Space, as applicable, have been completed in accordance with Exhibit B, subject only to minor punchlist items of work which do not substantially interfere with Tenant and Tenant's use of the Original Premises or Additional Space, as applicable, (ii) all governmental or quasi-governmental requirements applicable to the construction and occupancy of the Original Premises or Additional Space, as applicable, are satisfied (it being understood that the obligation to obtain the architect's certificate of substantial completion shall be borne by Landlord, provided that Tenant shall timely and properly arrange its furnishings and be available for walk-throughs of the Original Premises or Additional Space, as applicable, and shall otherwise cooperate with Landlord in obtaining such





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certificate), (iii) all major equipment and mechanical systems in the Original
Premises or Additional Space, as applicable, are in good working order, and
(iv) the Original Premises or Additional Space, as applicable, are broom clean. Landlord shall use commercially reasonable efforts to substantially complete the Tenant Finish Improvements in the Original Premises on or before July 15, 1996, and to substantially complete the Tenant Finish Improvements in the Additional Space on or before April 1, 1997. Attached hereto as Exhibit E is the proposed schedule for occupancy. Tenant shall have the right to terminate this Lease if the Tenant Finish Improvements in the Original Premises are not substantially completed by October 31, 1996.

Prior to the Commencement Date, Tenant, Landlord, and Tenant's architect shall inspect the Original Premises and the Common Areas and Landlord, Tenant and Tenant's architect shall prepare and execute a punch-list. Landlord shall complete all punch-list items as soon as conditions practically permit, and within sixty (60) days of substantial completion, provided, however, that in the event one or more punch-list items cannot reasonably be completed within such sixty-day period, and Landlord has diligently commenced completion thereof within such period, the time for completion of such items shall be extended until such items can reasonably be completed. Tenant shall reasonably cooperate with Landlord in connection with the completion of any punch-list items.

The Allowance shall be available for the cost of construction of Tenant Finish Improvements, Tenant signage costs, voice and data cabling, telephone and computer equipment relocation and the possible acquisition of a Liebert unit, raised computer floor and security system from Roadway Global Air, Inc. ("Roadway"). Landlord shall use commercially reasonable efforts to make said acquisition on behalf of Tenant. Tenant shall have the right and privilege of going onto the Leased Premises from and after the date of substantial completion of the Tenant Finish Improvements to complete interior decoration work and to prepare the Leased Premises for its occupancy, provided, however, that its schedule in so doing shall be communicated to Landlord and the approval of Landlord secured, which approval shall not be unreasonably withheld, delayed or conditioned, so as not to interfere with other work of Landlord being carried on at the time; and provided further that Landlord shall have no responsibility or liability whatsoever for any loss or damage to any of Tenant's leasehold improvements, fixtures, equipment or any other materials installed or left in the Leased Premises prior to the Commencement Date, except for Landlord's gross negligence or willful misconduct. Landlord has no construction or improvement obligations in connection with the Leased Premises except as expressly set forth herein and in Exhibit B.

Notwithstanding anything contained herein to the contrary, Tenant shall be required to allocate a minimum of Four Hundred Thirty Thousand One Hundred Twenty-five Dollars and Fifty Cents ($430,125.50) of the Allowance for the cost of construction of the Tenant Finish Improvements in the Leased Premises and, to the extent Tenant purchases Roadway's Liebert unit, raised computer floor and security system, to the acquisition thereof. The Allowance shall be applied first to the cost of all Tenant Finish Improvements in the Leased Premises and the aforementioned acquisition, and any remaining balance of the Allowance, in excess of Four Hundred Thirty Thousand One Hundred Twenty-five Dollars and Fifty Cents ($430,125.50), shall be





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available for other costs in accordance with the preceding paragraph.  The
Minimum Annual Rent will be reduced by any unused balance of the Allowance based on a straight-line amortization over the Lease Term.

Landlord shall provide Tenant with an additional tenant finish improvement allowance to be used for tenant finish improvements in the Leased Premises, not to exceed Eighty-eight Thousand Five Hundred Fifty-five Dollars and Twenty-five Cents ($88,555.25), to be amortized over the term of the Lease at twelve percent (12%) interest per annum and payable in equal monthly installments of principal and interest (the "Additional Allowance"). Any costs in excess of the Allowance and the Additional Allowance shall be Tenant's sole responsibility and shall be paid by Tenant within thirty (30) days following receipt of an invoice therefor.

Duke Construction Management, Inc. ("DCM") shall act as the Landlord's general contractor. DCM will competitively bid all Tenant Finish Improvements and manage the entire construction process. DCM will provide Tenant with a cost summary breakdown for the scope of the project which will include a minimum of two (2) estimates for each trade. Landlord agrees to review such estimates with Tenant and to work with Tenant to mutually agree upon the selection of subcontractors. Landlord reserves the right to select subcontractors based on price, quality and delivery. As the general contractor, DCM will receive a seven percent (7%) construction fee based on the total project cost.

Landlord shall contribute an amount not to exceed Twelve Thousand One Hundred Dollars ($12,100.00) for costs incurred by Tenant for space plan/design, selection of finishes, and review of final construction documents. Landlord shall also pay for an architect to finalize and convert the space plan into construction documents. Tenant shall have the right to review and approve the construction documents prior to substituting them in place of the floor plan as Exhibit B.

Landlord also agrees to upgrade and repair the seventh (7th) floor elevator lobby and common area hallways prior to August 1, 1996. Such lobby and hallways shall contain finishes which are comparable to those in other recently upgraded elevator lobbies and common area hallways in other buildings owned by Landlord in the area. Landlord shall also investigate and, if necessary, repair the window seals in the Leased Premises.

SECTION 2.03. TENANT'S ACCEPTANCE OF THE LEASED PREMISES. Upon delivery of possession of the Leased Premises to Tenant with the Tenant Finish Improvements substantially completed as hereinbefore provided, Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date and Expiration Date of this Lease, and (ii) that Tenant has accepted the Leased Premises for occupancy and that the condition of the Leased Premises, including the Tenant Finish Improvements constructed thereon, and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, except for any defects as to which Tenant shall give written notice to Landlord within one
(1) year after such delivery (the "Warranty Period"). Landlord shall promptly thereafter, at its cost and expense, repair or replace all materials, workmanship, fixtures or equipment incorporated by Landlord in the Leased Premises which shall prove to be defective during the Warranty Period.
Landlord shall assign to Tenant all warranties (if assignable) from subcontractors and





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material suppliers for such materials, workmanship, fixtures, or equipment in effect after the expiration of the Warranty Period; provided, however, that if any such warranties are not assignable, Landlord shall, at Tenant's request, use commercially reasonable efforts to enforce for the benefit of Tenant, at Tenant's expense, such non-assignable warranties. In performing any warranty work pursuant to this Section, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's business operations. Such letter of understanding shall become a part of this Lease. If Tenant takes possession of and occupies the Leased Premises for the normal conduct of its business, Tenant shall be deemed to have accepted the Leased Premises in the manner described in this Section 2.03, even though the letter of understanding provided for herein may not have been executed by Tenant.

SECTION 2.04. SURRENDER OF THE PREMISES. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Leased Premises without terminating this Lease following an event of default under Section 15.01, Tenant shall immediately surrender the Leased Premises to Landlord, together with all alterations, improvements and other property (except as otherwise provided in Section 7.03), in broom-clean condition and in good order, condition and repair, failing which Landlord may restore the Leased Premises to such condition at Tenant's expense. Upon such expiration or termination, Tenant shall have the right to remove its personal property (as described in Article 7), and shall, upon Landlord's request, remove all wiring and cabling in the Leased Premises, at its sole cost and expense. Tenant shall promptly repair any damage caused by any such removal, and shall restore the Leased Premises to the condition existing prior to the installation of the items so removed. This provision shall survive the expiration or earlier termination of this Lease.

SECTION 2.05. HOLDING OVER. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at One Hundred Fifty Percent (150%) of the then prevailing market rate (as determined by Landlord in its sole and absolute discretion) for the Leased Premises in effect upon the date of such expiration or earlier termination, provided, however, that such rental rate shall not be less than the rent then payable under the terms of the Lease (subject to adjustment as provided in Article 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. Notwithstanding the foregoing provision, no holding over by Tenant shall operate to extend this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days prior written notice from Landlord to vacate. The foregoing provisions of this Section 2.05 are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.





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ARTICLE 3 - RENT

SECTION 3.01. BASE RENT. Tenant shall pay to Landlord as Minimum Annual Rent for the Leased Premises the sum specified in Item D of the Basic Lease Provisions, payable in equal consecutive Monthly Rental Installments as specified in Item E of the Basic Lease Provisions, in advance, without deduction or offset except as provided under the terms of this Lease, on or before the first day of each and every calendar month during the term of this Lease; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Monthly Rental Installment for such first or last fractional month shall be prorated. Any portion of the Monthly Rental Installments or any other sums or charges required to be paid by Tenant to Landlord under this Lease that are not paid within ten (10) days of their due date shall be assessed a delinquency service charge equal to one and one-half percent (1 1/2%) of the rental or other sums or charges due and unpaid multiplied by the number of months, or fraction thereof, during which such amounts remain overdue.

SECTION 3.02.  ANNUAL RENTAL ADJUSTMENT.

A. DEFINITIONS. For purposes of this Section 3.02, the following definitions shall apply:

         1. "ANNUAL RENTAL ADJUSTMENT" - shall mean the amount of Tenant's Proportionate Share of Operating Expenses for a particular calendar year.

         2. "OPERATING EXPENSES" - shall mean the total of all of Landlord's costs and expenses paid or incurred in operating and maintaining the Building and improvements (including the Common Areas as defined in Section 18.03 and the land described in Exhibit A-1) for a particular calendar year (including calendar year 1996) as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, including by way of illustration and not limitation: all general real estate taxes and all special assessments levied against the land, Building and improvements (hereinafter called "real estate taxes"), excluding penalties for late payment; costs and expenses of contesting the validity or amount of real estate taxes; all Keystone Crossing Owners' Association charges, expenses and assessments including all general real estate taxes and all special assessments levied against the Association; insurance premiums, water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease or paid by other tenants; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; rubbish removal; snow removal; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; reasonable management fees (comparable to those charged in other first class office buildings); wages and related employee benefits payable for the maintenance and operation of the Building; amortization of capital





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                 improvements that produce a net reduction in operating costs together with interest at the rate of twelve percent (12%) per annum on the unamortized balance thereof; and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years. There shall also be included in Operating Expenses the cost, or portion thereof reasonably allocable to the Building, amortized in accordance with generally accepted accounting principles, together with interest at the rate of twelve percent (12%) per annum on the unamortized balance, of any capital improvements made to the Building by Landlord after the date of this Lease which are required under any governmental law or regulation that was not applicable to the Building at the time of lease execution. Notwithstanding the foregoing, Landlord hereby agrees that any and all costs of compliance of the Building common areas with the Americans with Disabilities Act ("ADA"), as it exists at the time of execution of this Lease, shall be Landlord's responsibility and that such costs shall not be passed through to Tenant as an Operating Expense.

                 If at any time during the Lease Term, including calendar year 1996, less than 95% of the total Rentable Area of the Building is occupied by tenants, or the Landlord is not supplying services to 95% of the total Rentable Area of the Building at any time during the calendar year, the Operating Expenses for such calendar year shall be an amount equal to the expenses that would normally be expected to be incurred had such occupancy been 95% of the total Rentable Area of the Building and had Landlord been supplying services to 95% of the total Rentable Area of the Building throughout the calendar year. The only costs which shall be adjusted in this manner shall be variable expenses where the amount is directly related to the level of occupancy or square foot area receiving a particular service. Landlord will indicate which expenses were adjusted in this manner in the statement showing Tenant's actual Annual Rental Adjustment.

                 Taxes shall not include, nor shall Tenant be obligated to pay pursuant to this Section, such taxes as capital gains, corporation, unincorporated business, income, profit, excess profit, inheritance, transfer, recordation, estate, gift or franchise taxes, or license fees, or any taxes, fees or charges imposed, assessed, levied or charged which are directly associated with construction of improvements on the Building or any vault rental or other vault charges, or any fines, penalties and interest on late payments of any taxes, or any personal property taxes of Landlord for equipment or items not used directly in the operation or maintenance of the Building or any withholding tax in the event the Building is sold to a non-United States entity.

                 Notwithstanding anything to the contrary herein, if any taxes paid by Landlord and previously included in payments made by Tenant pursuant to this Section are refunded, Landlord shall promptly pay to Tenant





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                 Tenant's proportionate share of such refund (less the
                 reasonable expenses incurred by Landlord in obtaining such refund to the extent not otherwise included in taxes) based upon the proportion that the taxes paid by Tenant as part of Tenant's share of taxes for the period to which such refund relates bears to the total amount of taxes paid by Tenant during the calendar year to which such refund relates.

                 Notwithstanding anything contained herein to the contrary, Operating Expenses shall not include any expenses or costs incurred or paid by Landlord for the following items:

                 (a) Capital expenditures, including any capital replacement, capital repair or capital improvement made to the Building, the Common Areas, the land or the Project and any other expense which would be deemed to be a capital expenditure under generally accepted accounting principles, consistently applied, unless such capital expenditures are required by laws which are not in effect as of the Commencement Date of this Lease or result in a reduction in Operating Expenses. Notwithstanding the foregoing sentence, capital expenditures of $1,000 or less may be included in Operating Expenses. For purposes of the foregoing sentence, a group of expenditures related to the same capital project shall be considered a single expenditure;

                 (b) Depreciation or amortization of the Building or its contents or components;

                 (c) Expenses for the preparation of space or other work which Landlord performs for any tenant or prospective tenant of the Building;

                 (d) Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses, advertising or promotion;

                 (e) Interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of the land, the Building or the Common Areas;

                 (f) The cost of any item or service which Tenant separately reimburses Landlord, or that Landlord provides selectively to one or more tenants of the Building, other than Tenant, whether or not Landlord is reimbursed by such other tenant(s);

                 (g) Any amount paid to an entity or individual related to Landlord which exceeds the amount which would be paid for similar quality goods or services on an arms-length basis between unrelated parties or for which Landlord is reimbursed by other tenants or third parties, including insurance proceeds;

                 (h) The cost of any penalty or fine incurred for non-compliance with any applicable building or fire code violation(s) or violations of any other applicable law relating to the Building, the Common Areas or the land;





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                 (i)  Any personal property taxes of Landlord for equipment or items not used directly in the operation or maintenance of the Building;

                 (j) All bad debt loss, rent loss, or reserve for bad debt or rent loss;

                 (k) Costs incurred in connection with the sale, financing, refinancing, mortgaging, selling, or change of ownership of the Building;

                 (l) Rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services;

                 (m) Costs, other than those incurred in ordinary maintenance (for such objects as may be located within the Common Areas), for sculptures, paintings or other objects of art;

                 (n) Costs incurred in connection with disputes with tenants, other occupants or prospective tenants, or costs and expenses incurred in connection with negotiations or disputes with employees, consultants, management agents, purchasers or mortgagees of the Building;

                 (o) Costs incurred by Landlord which are associated with the operation of the business of the legal entity which constitutes Landlord as the same is separate and apart from the cost of the operation of the Building, including legal entity formation and legal entity accounting (including the incremental accounting fees relating to the operation of the Building to the extent incurred separately in reporting operating results to the Building's owners or lenders);

                 (p) Any compensation paid to clerks, attendants or other persons in commercial concessions operated for profit by Landlord;

                 (q) Costs incurred for any items to the extent covered by a manufacturer's, materialman's, vendor's or contractor's warranty;

                 (r) Any costs associated with retail space, unless such space is not separately metered, including without limitation, electricity, HVAC and other utilities;

                 (s) Any costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy Hazardous Materials, as defined herein, or asbestos containing materials, from the Building, the Common Areas, or the land (provided, that this exclusion from Operating Expenses shall not affect the provisions of this Lease or any other lease for space in the Building with respect to Tenant's or any other tenant's possible liability for all or a portion of such costs); and

                 (t) Any other cost or expense which, under generally accepted accounting principles consistently applied, would not be considered to be an Operating Expense of the Building.

          3. "BUILDING EXPENSE PERCENTAGE" - shall mean the percentage specified in Item C of the Basic Lease Provisions. This percentage was determined by dividing the rentable area in the Leased Premises as specified in Item B of the Basic Lease Provisions by the total rentable area in the Building of 149,350 square feet.

         4. "LANDLORD'S SHARE OF OPERATING EXPENSES" - shall be an amount equal to the product of Tenant's Building Expense Percentage as provided in Item C of the Basic Lease Provisions times the Building Operating Expenses for calendar year 1996.

         5. "TENANT'S PROPORTIONATE SHARE OF OPERATING EXPENSES" - shall be an amount equal to the remainder of (i) the product of Tenant's Building Expense Percentage as provided in Item C of the Basic Lease Provisions times the Building Operating Expenses for calendar year 1996.

B. PAYMENT OBLIGATION. In addition to the Minimum Annual Rent specified in this Lease, Tenant shall pay to Landlord as additional rent for the Leased Premises, in each calendar year or partial calendar year during the term of this Lease, commencing January 1, 1997, an amount equal to Tenant's Proportionate Share of Operating Expenses for each such calendar year.

         1. TENANT'S ANNUAL PROPORTIONATE SHARE OF BUILDING OPERATING EXPENSES - The amount of Tenant's Proportionate Share of Operating Expenses for each calendar year (herein referred to as the "Annual Rental Adjustment") shall be reasonably estimated annually by Landlord. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment.

         2. INCREASES IN ESTIMATED ANNUAL RENTAL ADJUSTMENT - If real estate taxes, the cost of utility or janitorial services or any other Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year.

         3. ADJUSTMENT TO ACTUAL ANNUAL RENTAL ADJUSTMENT - Within one hundred twenty (120) days (or such additional time as is reasonable under the circumstances) after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual amount of Tenant's Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then the actual amount of Tenant's Proportionate Share of Operating Expenses for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year. Notwithstanding anything to the contrary herein, Landlord's statement of Tenant's actual Annual Rental Adjustment shall be delivered to Tenant within two (2) years of the date Landlord incurs such Operating Expenses. In the event Landlord fails to deliver such statement to Tenant within said two (2) year period, Tenant shall not be obligated to pay any Annual Rental Adjustment with respect thereto. Notwithstanding the foregoing, if a prior year's taxes have been appealed or are under appeal, Tenant shall remain responsible for any tax increase once the appeal is resolved.

         4. TENANT VERIFICATION - If Tenant does not agree with Landlord's determination of the Operating Expenses, then Tenant shall have the right to inspect such of Landlord's books and records which contain the Operating Expense information, if written notice of the nature of such disagreement is given to Landlord not later than one (1) year following receipt of such statement by Tenant. Upon receipt by Landlord of such notice from Tenant, Landlord shall make such books and records available for Tenant's inspection. If the parties are unable to resolve such disagreement by negotiation within thirty (30) days after Landlord makes such books and records available to Tenant, Tenant may, at Tenant's sole cost and expense, cause a qualified independent certified public accountant selected by Tenant from a Big Six accounting firm and reasonably acceptable to Landlord (to be paid on an hourly and not a contingency fee basis) to audit Landlord's records with respect to the Operating Expenses. Such audit shall include but not be limited to costs and expenses relating to real estate taxes, insurance premiums and Building expenses. In the event the first audit within each five (5) year period of the Lease Term discloses (i) errors made during the prior calendar year which, when totaled, clearly indicate that the sum overcharged to and paid by Tenant, exceeds three percent (3%) of the Annual Rental Adjustment amount plus Landlord's Share of Operating Expenses (the "Total Fees"), the audit shall be at the expense of Landlord, not to exceed Two Thousand Five Hundred Dollars ($2,500.00), or (ii) no errors or an error which equals or is less than three percent (3%) of the Total Fees, the audit shall be at the expense of Tenant.

                 For each subsequent audit during each five (5) year period, where the audit discloses errors exceeding three percent (3%) of the Total Fees, Landlord shall pay for such audit and, if the audit discloses errors equal to or less than three percent (3%) of the Total Fees, Tenant shall pay the costs of the audit. If Landlord spends more than twelve (12) hours to accommodate Tenant's right to audit hereunder, Tenant shall also pay to Landlord as additional rent One

                 Hundred Dollars ($100.00) per hour for each hour that Tenant's audit takes of Landlord's property manager's or asset manager's time in excess of twelve (12) hours, provided such audit discloses no error or an error which equals or is less than three percent (3%) of the Total Fees. The results of the audit (regardless of the degree of the error, if any) shall be binding upon Landlord and Tenant and Landlord shall thereafter, if appropriate, change its method of calculating the Operating Expenses consistent with the results of the audit. In the event Tenant conducts an audit pursuant to this Section, Tenant agrees to keep all of Landlord's books and records with respect to the Operating Expense information confidential.

                 If no such notice of disagreement is received by Landlord within one (1) year following receipt by Tenant of Landlord's statement of the actual amount of Tenant's Annual Rental Adjustment, or if Tenant shall not elect to cause an audit by written notice to Landlord within thirty (30) days after Landlord makes the books and records available to Tenant, then Landlord's statement shall be conclusively deemed to have been approved and accepted by Tenant and Landlord. Pending resolution of any dispute with respect to statements of Tenant's Annual Rental Adjustment, Tenant shall pay its Annual Rental Adjustment as shown on such statement, and upon final determination of the amount of Tenant's Annual Rental Adjustment, Landlord shall promptly refund any overpayment to Tenant or Tenant shall promptly pay any amount due to Landlord, as applicable.

         5. LIMIT ON INCREASE IN ANNUAL RENTAL ADJUSTMENT - For purposes of this subpart, "Capped Operating Expenses" shall mean all Operating Expenses except real estate taxes and assessments (including all reasonable costs and expenses of contesting the validity or amount thereof), fees and charges imposed by any governmental entity, insurance premiums, utility charges, snow removal charges, janitorial expenses, and costs imposed by covenants or easements. The portion of the Annual Rental Adjustment relating to the Capped Operating Expenses shall be called the "Capped Portion." Notwithstanding the provisions of this Section, Tenant shall not be obligated to pay that portion of the Capped Portion which exceeds 107% of the greater of (i) the amount of the Capped Portion for the immediately preceding calendar year, or (ii) the amount the Capped Portion for the immediately preceding calendar year would have been had the Capped Portion increased at the rate of 107% per annum in all previous years.

SECTION 3.03. CONTRIBUTION FOR CERTAIN TENANT FINISH IMPROVEMENTS. Tenant shall pay to Landlord the cost of Tenant's Tenant Finish Improvements as provided in Exhibit B in excess of Six Hundred Seven Thousand Two Hundred Thirty-six Dollars ($607,236.00).

SECTION 3.04. INDEPENDENT COVENANTS. The covenants to pay rent and other charges and payments under the terms of this Lease, including Minimum Annual Rent, Annual Rental Adjustment, and other charges, are independent covenants.

ARTICLE 4 - SECURITY DEPOSIT - Intentionally Omitted

ARTICLE 5 - OCCUPANCY AND USE

SECTION 5.01. OCCUPANCY. Tenant shall use and occupy the Leased Premises for the purposes set forth in Item J of the Basic Lease Provisions and shall not use the Leased Premises for any other purpose except with the prior written consent of Landlord.

SECTION 5.02. COVENANTS OF TENANT REGARDING USE. In connection with its use of the Leased Premises, Tenant agrees to do the following:

A. Tenant shall use the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner.

B. Tenant shall not use the Leased Premises for any unlawful purpose or act; shall not commit or permit any waste or damage to the Leased Premises or do or permit any act or thing to be done in or to the Leased Premises which is contrary to any law, regulation or order of any governmental authority, agency, department, or commission; shall at its cost and expense comply with and obey all present and future laws, regulations and orders of any governmental authority, agency, department or commission, all reasonable directions of the Landlord, including the Building Rules and Regulations, attached hereto as Exhibit C, as may be reasonably modified from time to time by Landlord, which Building Rules and Regulations shall be applied uniformly to all tenants; shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Building Rules and Regulations. In the event another tenant or occupant of the Building fails to comply with the Building Rules and Regulations and such non-compliance is adversely affecting Tenant's occupancy in the Building, Landlord agrees to use commercially reasonable efforts to ensure such compliance.

C. Tenant shall not overload the floors of the Leased Premises beyond their designed weight-bearing capacity, which Landlord has determined to be eighty (80) pounds per square foot live load, including an allowance for partition load. Landlord reserves the right to reasonably direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Leased Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

D. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would, in Landlord's reasonable opinion, invalidate any commercially reasonable policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Leased Premises and attributable to the use being made of the Leased Premises by Tenant.

E. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby and on or adjacent to the access door or doors to the Leased Premises, and except as provided in
         Section 18.24 of this Lease.

F. Tenant shall promptly notify Landlord of any notice it receives of the violation of any law or requirement of any public authority.

G. If permitted by applicable local and state laws and regulations, Tenant shall have the right, at Tenant's sole cost, to install security key locks and readers on the inside of both stairwells on the fifth (5th) and sixth (6th) floors so that Tenant's employees will be able to use the stairs for internal access. If permitted, all such systems shall be installed and maintained in compliance with applicable Marion County and/or Indiana law; provided, however, that Tenant shall furnish Landlord with all keys or cards necessary to provide Landlord with access to the Leased Premises.

SECTION 5.03. LANDLORD'S RIGHTS REGARDING USE. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

A. Landlord may install such signs, advertisements or notices or tenant identification information on the directory board or tenant access doors as it shall deem necessary or proper. Landlord agrees that Tenant shall be entitled to five directory strips in the lobby directory for the Building.

B. Landlord shall approve or disapprove, prior to installation, all types of drapes, shades and other window coverings used in the Leased Premises, and may control all internal lighting that may be visible from outside the Leased Premises.

C. Landlord shall reasonably approve or disapprove all sign painting and lettering used on the Leased Premises and the Building, including the suppliers thereof. Landlord agrees that Tenant shall be allowed to install a sign on the Building in accordance with the provisions of
         Section 18.24.

         Tenant shall also be entitled to install, at its cost, signage identifying its business, including its corporate logo and colors, on the fifth (5th) and sixth (6th) floors of the Building, the size, style and location of which shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

D. Landlord may grant to any person the exclusive right to conduct any business or render any service in the Building in a manner consistent with first class office buildings in the vicinity, provided that such exclusive right shall not operate to limit Tenant from using the Leased Premises for the use permitted in Item J of the Basic Lease Provisions.

E. Landlord may control the Common Areas in such manner as it reasonably deems necessary or proper, including by way of illustration and not limitation: requiring all persons entering or leaving the Building to identify themselves and their business in the Building; excluding or expelling any peddler, solicitor or loud or unruly person from the Building; and closing or limiting access to the Building or any part thereof, including entrances, corridors, doors, and elevators, during times of emergency repairs or after regular business hours.

SECTION 5.04.  ACCESS TO AND INSPECTION OF THE LEASED PREMISES.
Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times and upon reasonable advance notice, except in the event of an emergency, in which case no notice shall be required, for the purposes of examining or inspecting the same, showing the same to prospective purchasers or mortgagees, and, during the last twelve (12) months of the Lease Term, showing the same to prospective tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Leased Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Leased Premises by means of a master or pass key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's business resulting from Landlord's exercise of its rights hereunder.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

SECTION 6.01. SERVICES TO BE PROVIDED. Landlord hereby agrees to operate and maintain the Building in a manner consistent with other first class office buildings located in the Indianapolis area. Provided Tenant is not in default, Landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of the Leased Premises for general office use or as may be required by law or directed by governmental authority:

A. Heating, ventilation and air-conditioning (at temperatures not above approximately 72 degrees based on an outside air temperature of 94 degrees or less, and not below approximately 72 degrees based on an outside air temperature of 0 degrees or higher) between the hours of 7:00 a.m. and 6:00 p.m. on Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturday of each week except on legal holidays.
         Landlord agrees that Tenant shall not be separately billed for occasional after-hours HVAC operation, provided, however, that in the event Tenant's after-hours usage becomes excessive or disproportionate to other tenants in the Building, Landlord reserves the right to separately bill Tenant, as additional rent hereunder, for the normal and reasonable costs of such after-hours HVAC operation, which cost is currently Thirty Dollars ($30.00) per hour per floor and which is subject to change from time to time.

B. Subject to interruptions beyond Landlord's control, electrical current not to exceed six (6) watts per square foot (connected load). At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation; Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Leased Premises requiring greater electrical current than set forth above without the prior written consent of Landlord.

C.       Water in the Common Areas for lavatory and drinking purposes;

D. Automatic elevator service consisting of three (3) elevators available twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year;

E. Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in the Common Areas on Monday through Friday of each week except legal holidays; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming;

F.       Washing of windows at intervals reasonably established by Landlord;

G. Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage;

H. Cleaning and maintenance of the Common Areas, including the removal of rubbish and snow; and

I. Repair and maintenance to the extent specified elsewhere in this Lease.

SECTION 6.02. ADDITIONAL SERVICES. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantity substantially greater than those which Landlord reasonably determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be determined solely by Landlord, exercising its reasonable business judgment, and shall be borne by Tenant, who shall reimburse Landlord monthly for the same as additional rent at the same time Monthly Rental Installments and other additional rent is due.

If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Leased Premises than that which would normally be generated by the lights and business machines typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Leased Premises and the rest of the Building, including equipment which modifies the Building's air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this
Section 6.02.

Tenant shall not install or connect any electrical equipment which requires or uses electrical current in excess of 6 watts per square foot (connected load) without Landlord's prior written consent. If Landlord determines that the electricity used by the equipment to be so installed or connected exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the Building or Leased Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in this Section 6.02.

SECTION 6.03. INTERRUPTION OF SERVICES. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Section 6.01 may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services, and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Leased Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.

Landlord shall have no liability to Tenant, including, without limitation, liability for consequential damages arising out of, resulting from, or related to any such interruption of utility service or building services.

Notwithstanding anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to promptly restore utility service. If the Leased Premises are rendered untenantable (meaning that Tenant is unable to use such space in the normal course of its business) for more than five (5) consecutive business days after notice from Tenant to Landlord that such service has been interrupted, and provided that such restoration of service is within Landlord's reasonable control, Minimum Annual Rent and Annual Rental Adjustment shall abate on a per diem basis for each day after such five (5) day period during which the Leased Premises remain untenantable. In the event the Leased Premises are rendered untenantable for more than thirty (30) consecutive days after notice from Tenant to Landlord, and provided that such restoration of service is within Landlord's reasonable control, Tenant shall have the right to terminate this Lease. Upon such termination, Tenant shall surrender the Leased Premises to Landlord in accordance with the terms of this Lease and each party shall be released from further liability hereunder; provided, however, that such termination shall not affect any right or obligation arising prior to termination or which survives termination of the Lease.

ARTICLE 7 - REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

SECTION 7.01. REPAIR AND MAINTENANCE OF BUILDING. Subject to Section 7.02, Landlord shall maintain or cause to be maintained the structure of the Building and shall be responsible for: (a) repairs to any mechanical, electrical, plumbing, sprinkler system or other life saving systems or HVAC system installed by or on behalf of Landlord and serving the Leased Premises and Common Areas, and (b) structural repairs to the exterior walls, structural columns and structural floors which collectively enclose the Leased Premises (excluding, however, all doors, door frames, sliding doors, windows and any glass therein); provided Tenant shall give Landlord notice of, or Landlord has actual knowledge of, the necessity for such repairs (which notice may be given telephonically to Landlord's on-site management agent). If the necessity for such repairs shall have arisen, in whole or in part, from the negligent or willful acts or omissions of Tenant or entities for which Tenant is responsible and the insurance that Landlord is required to carry excludes from coverage any casualty negligently or willfully caused by Tenant or entities for which Tenant is responsible, then Tenant shall pay any amount not covered by Landlord's insurance. Except as provided in Article 8 and Article 10 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Leased Premises or in or to any fixtures, appurtenances and equipment therein or thereon.

SECTION 7.02. REPAIR AND MAINTENANCE OF LEASED PREMISES. Landlord shall keep and maintain the Leased Premises in good order, condition and repair. Except for ordinary wear and tear and damage which Tenant is not obligated to repair as provided elsewhere in this Lease, the cost of all repairs and maintenance to the Leased Premises shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent, or as a part of Operating Expenses.

SECTION 7.03. ALTERATIONS OR IMPROVEMENTS. Tenant may not make, or permit to be made, alterations to the Leased Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord allows Tenant to make any such alterations, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Landlord reasonably considers necessary or desirable, including without limitation, requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. Tenant's alterations shall be non-structural and shall be made only to the interior of the Leased Premises, and said alterations shall not affect utility services or plumbing or electrical lines in or to the Leased Premises. Before making any alterations, Tenant shall, at its expense (a) provide Landlord with lien waivers from each contractor, subcontractor, materialman and laborer for all work, labor and services to be performed and materials to be furnished in connection with such work, and (b) obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and promptly deliver duplicates of all such permits, approvals and certificates to Landlord. Upon completion of such construction, Tenant shall obtain certificates of final approvals and shall promptly deliver duplicates of the same to Landlord. In addition, Tenant shall provide Landlord with evidence of insurance coverage for such alterations and detailed plans, reasonably satisfactory to Landlord, prior to construction of such improvements. Tenant shall promptly pay all costs attributable to such alterations. Tenant shall promptly repair any damage to the Leased Premises or the Building caused by any such alterations. Any such alterations and additions shall remain for the benefit of Landlord, provided, however, that Landlord may elect upon fifteen (15) days prior written notice to Tenant to require that Tenant, at its expense, remove at the expiration or earlier termination of this Lease all or a portion of the alterations or additions made by Tenant and repair any damage caused by such removal. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, and in compliance with all other provisions of this Section, to (i) recarpet, (ii) paint or (iii) make any non-structural alteration to the Leased Premises, the aggregate cost of which does not exceed Ten Thousand Dollars ($10,000.00) for any such alteration project, provided, however, that Tenant may not exercise this right more than four (4) times during any Lease year and further provided that Tenant shall give Landlord prior written notice of any such alteration, along with copies of all plans and specifications relating thereto.

SECTION 7.04. TRADE FIXTURES. Any trade fixtures installed on the Leased Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and, at the request of Landlord, shall be removed on the expiration or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the Leased Premises resulting from such removal. Any trade fixtures or other items of Tenant's property that remain in the Leased Premises on the expiration or earlier termination of this Lease shall be deemed abandoned by Tenant and such items may be retained by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's expense. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 8 - FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

SECTION 8.01. SUBSTANTIAL DESTRUCTION OF THE BUILDING OR THE LEASED PREMISES. If either the Building or the Leased Premises should be substantially destroyed or damaged (which as used herein, means destruction or material damage to at least one-third (1/3) of the Building or the Leased Premises) by fire or other casualty, then Landlord may, at its option, terminate this Lease by giving written notice of such termination to Tenant within thirty (30) days after the date of such casualty. In such event, rent shall be apportioned to and shall cease as of the date of such casualty. If Landlord does not exercise this option, then the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as prior to the casualty subject to the availability of insurance proceeds; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the Tenant Finish Improvements as were originally required to be made by Landlord in accordance with Exhibit B, and any additional improvements pursuant to Section 7.03. In the event of such reconstruction, rent shall be abated in accordance with Section 8.03 below; and this Lease shall continue in full force and effect for the balance of the term. Notwithstanding the foregoing, in the event Landlord shall fail to substantially complete such reconstruction within six (6) months from the date of the casualty, Tenant shall be entitled to terminate this Lease upon ten (10) days prior written notice to Landlord. Upon such termination, both parties shall be released from all liability hereunder, except for any liability arising prior to the date of termination or which survives termination hereof.

SECTION 8.02. PARTIAL DESTRUCTION OF THE LEASED PREMISES. If the Leased Premises should be damaged by fire or other casualty, but not substantially destroyed or damaged to the extent provided in Section 8.01, then so long as insurance proceeds are available for Landlord's use in reconstruction and restoration such damaged part of the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the Tenant Finish Improvements as were originally required to be made by Landlord in accordance with Exhibit B, and any additional improvements pursuant to Section 7.03. In such event, if the damage is expected to prevent Tenant from carrying on its business in the Leased Premises to a material extent, rent shall be abated in the proportion which the approximate area of the damaged part and any part rendered uninhabitable or inaccessible thereby bears to the total area in the Leased Premises in accordance with Section 8.03 below; and this Lease shall continue in full force and effect for the balance of the term.

SECTION 8.03. ABATEMENT OF RENT. Any abatement of rent under this Article 8 shall be for the period from the date of the casualty to the date of substantial completion of the reconstruction repairs; provided, however, that should Tenant reoccupy a portion of the Leased Premises during the period the repair work is taking place and prior to the date of substantial completion of said repair work, the rent allocable to such reoccupied portion, based upon the proportion which the reoccupied area bears to the total area of the Leased Premises, shall be payable by Tenant from the date of such occupancy.

SECTION 8.04. CASUALTY INSURANCE. Landlord shall at all times during the term of this Lease carry, at its own expense, a policy of insurance which insures the Building, including without limitation the Leased Premises and improvements therein, against loss or damage by all risks or special form perils for full replacement cost; provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Building or the Leased Premises or any trade fixtures installed by or paid for by Tenant on the Leased Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, customers and invitees. If any alterations or improvements made by Tenant pursuant to Section 7.03, or any act or omission of Tenant which is not in the ordinary course of Tenant's business, result in an increase in the premiums charged during the term of this Lease on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being separately billed therefor. In addition, Tenant shall reimburse Landlord as additional rent, after being separately billed, for any cost or expense incurred by Landlord and not reimbursed by the proceeds of said policy of insurance in connection with any loss or damage by fire or other casualty arising from any willful misconduct or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors.

ARTICLE 9 - GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

SECTION 9.01. TENANT'S RESPONSIBILITY. Tenant shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Landlord and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage from fire or casualty as provided in Section 8.04 and except for that caused by the sole negligence of Landlord and its employees and agents; and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable attorneys' fees, incurred in connection therewith. Notwithstanding anything herein to the contrary, Tenant shall bear the risk of any loss or damage to its property as provided in Section 8.04. This provision shall survive the expiration or earlier termination of this Lease.

SECTION 9.02. TENANT'S INSURANCE. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the term of this Lease carry, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies licensed to do business in the state of operations having an AM Best Rating of A- X1 or better, with the following minimum coverages:

A.       Worker's Compensation -- minimum statutory amount.

B.       Commercial General                     - Not less than $1,000,000
         Liability Insurance, including            Combined Single Limit for
         Blanket, Contractual Liability,           both bodily injury and
         Broad Form Property Damage,               property damage, with
         Personal Injury, Completed                excess Liability umbrella
         Operations, Products Liability,           coverage of not less than
         Fire Damage                               $5,000,000.

C. All risks or special form for the full cost of replacement of Tenant's property.

The insurance policy or policies for the insurance required in B and C above shall name Landlord as an additional insured and shall provide that they may not be cancelled on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverage. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance within twenty (20) days after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

SECTION 9.03. LANDLORD'S RESPONSIBILITY. Landlord shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Tenant and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property (other than Tenant's property as provided in Section 8.04) occurring in, on or about the Common Areas, regardless of cause, except for that caused by the sole negligence of Tenant and its employees, agents, representatives, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable attorneys' fees, incurred in connection therewith. This provision shall survive the expiration or early termination of this Lease.

SECTION 9.04. MUTUAL WAIVER. All policies covering real or personal property which either party obtains affecting the Leased Premises or the Building shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Notwithstanding anything herein contained to the contrary, Landlord and Tenant waive any rights of subrogation or recovery against the other for damage or loss to their respective property due to hazards covered or which should be covered by policies of insurance obtained or which should be or have been obtained pursuant to this Lease, to the extent of the injury or loss covered or which should have been covered thereby, assuming that any deductible shall be deemed to be insurance coverage.

ARTICLE 10 - EMINENT DOMAIN

If the whole or any part of the Leased Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Leased Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease. If a part of the Leased Premises shall be taken or conveyed but the remaining part is tenantable and adequate (conforms to other leased space in the Building) for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable, the cost of which will not exceed what is customary for tenant finish costs in other space in the Building. The rent shall be reduced in proportion to the part of the Leased Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. Notwithstanding the foregoing, nothing contained herein shall prevent Tenant from seeking in a separate action reimbursement from the condemning authority (if permitted by law) for moving expenses, expenses for removal of Tenant's personal property, or loss of Tenant's business good will, but if and only if such action shall not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Landlord or any mortgagee.

ARTICLE 11 - LIENS

If any mechanic's lien or other lien is filed because of any act or omission of Tenant, or any person claiming by, through, or under Tenant, against the Leased Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record or bonded or insured over within thirty-five (35) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof. If Tenant fails to do so, Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith. This section shall survive the expiration or earlier termination of this Lease.

ARTICLE 12 - RENTAL, PERSONAL PROPERTY AND OTHER TAXES

Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Leased Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Leased Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent.

If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Leased Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

ARTICLE 13 - ASSIGNMENT AND SUBLETTING

Tenant shall not, whether voluntarily, involuntarily or by operation of law or otherwise (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the Leased Premises or any part thereof or allow the same to be used, occupied or utilized by anyone other than the Tenant, or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Leased Premises or any part thereof in any manner whatsoever, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted assignment, subletting or mortgage without such
consent shall be invalid.   Tenant shall also provide, at Landlord's request
any information on the proposed assignee or subtenant that Landlord may reasonably require to make a determination of the quality of such proposed assignee or subtenant. In the event of a permitted assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Leased Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease. Upon the occurrence of an event of default, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a waiver or release of Tenant from the further performance of its obligations under this Lease or the making of a new lease with such assignee or subtenant. If Tenant shall make any assignment or sublease of the original Leased Premises, with Landlord's consent, for a rental in excess of the rent payable under this Lease (including any applicable escalations), Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt. If Tenant shall make any assignment or sublease of any expansion space, with Landlord's consent, for a rental in excess of the rent payable under this Lease (including any applicable escalations), Tenant shall not be entitled to keep such excess and Tenant shall pay to Landlord one hundred percent (100%) of any such excess rental upon receipt.

Landlord may, in its reasonable discretion, refuse to give its consent to any proposed assignment or subletting for, among other reasons,Landlord's reasonable determination that its interest in the Lease or the Leased Premises would be adversely affected by (i) the financial condition, creditworthiness or business reputation of the proposed assignee or subtenant, (ii) the proposed use of the Leased Premises by, or business of, the proposed assignee or subtenant. If Landlord reasonably refuses to give its consent to any proposed assignment or subletting of fifty percent (50%) or more of the Leased Premises and Tenant is insolvent, Landlord may, at its option, within thirty (30) days after receiving notice of the proposal, terminate this Lease by giving Tenant thirty (30) days prior written notice of such termination, whereupon this Lease shall terminate.

All reasonable costs incurred by Landlord in connection with any request for consent to a proposed assignment or sublease, including costs of investigation and attorneys' fees, shall be paid by Tenant upon demand as a further condition of any consent which may be given.

Notwithstanding the foregoing, Tenant may assign this Lease or sublease all or part of the Leased Premises, without Landlord's consent, to any entity which acquires all or part of Tenant, or which is acquired in whole or in part by Tenant, or is an affiliate, subsidiary or parent of Tenant, provided that the financial condition, creditworthiness and business reputation of the proposed assignee or subtenant are equal to or exceed those of Tenant (except with respect to an affiliate or subsidiary) and further provided that Tenant gives Landlord thirty (30) days prior written notice of such assignment or sublease. Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease.

ARTICLE 14 - SUBORDINATION: NOTICE TO SUPERIOR LESSORS AND MORTGAGEES

SECTION 14.01. SUBORDINATION. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the tract of land described in Exhibit A-1 hereto (the "Land") and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. No default by Landlord under any such mortgage or ground lease shall affect Tenant's rights hereunder as long as Tenant is not in default under the Lease. Any lease to which this lease is, at the time referred to, subject and subordinate is herein called a "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called a "Superior Lessor"; and any mortgage to which this lease is, at the time referred to, subject and subordinate is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called a "Superior Mortgagee." The term "mortgage" and "mortgagee" shall refer to any mortgage affecting the Land and/or the Building and any holder of said mortgage, whether or not said mortgage is prior or subordinate to this Lease. Notwithstanding anything in the foregoing to the contrary, any mortgagee may elect unilaterally to subordinate its mortgage to this Lease and such subordination shall be binding upon Tenant upon the recording of a mortgage containing a declaration of such subordination. Tenant agrees to execute any documents deemed necessary or desirable by said mortgagee to evidence said subordination of mortgage within ten (10) days after written demand. Notwithstanding anything contained herein to the contrary, as a condition to Tenant's obligation to subordinate this Lease to any future mortgage, ground lease, overriding lease or underlying lease, Landlord shall obtain from any such future mortgagee or lessor a subordination, non-disturbance and attornment agreement in favor of Tenant, in a form reasonably acceptable to the parties thereto.

SECTION 14.02. NOTICE. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to each mortgagee and each Superior Lessor whose name and address previously shall have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the receipt of such notice and following the time when such mortgagee or Superior Lessor shall have become entitled under such mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such mortgagee or Superior Lessor shall with due diligence give Tenant notice of its intention to remedy such act or omission.

SECTION 14.03. ATTORNMENT AND NON-DISTURBANCE. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all the terms, conditions and covenants of this Lease except that the Successor Landlord, including, in the context of clauses (a) through (c) below, any mortgagee succeeding to Landlord's rights, shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the Superior Lease or the holder of the mortgage through or by reason of which the

Successor Landlord shall have succeeded to the rights of Landlord under this Lease. Tenant shall be provided written notice identifying any such mortgagee.

ARTICLE 15 - DEFAULTS AND REMEDIES

SECTION 15.01. DEFAULTS BY TENANT. The occurrence of any one or more of the following events shall be a default under and breach of this Lease by Tenant:

A. Tenant shall fail to pay any Monthly Rental Installment of Minimum Annual Rent or the Annual Rental Adjustment or any other amounts due Landlord from Tenant as additional rent or otherwise within five (5) days after such payment is due. In the event of a default under subparagraph A. above, Landlord shall provide Tenant with written notice of such default two (2) times during each successive twelve
         (12) month period of the Lease Term and Tenant shall have an additional five (5) days to cure such default before Landlord shall declare a default or exercise its remedies herein.

B. Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same and does so complete the required action within a reasonable time.

C. Tenant shall fail to provide written notice to Landlord of its intent to vacate or abandon the Leased Premises or any substantial part thereof at least thirty (30) days prior to such vacation or abandonment for any period. Vacation or abandonment shall mean Tenant's absence from and failure to occupy the Leased Premises or any substantial portion thereof for a period of ten (10) days.

D. A trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets in, on or about the Leased Premises or of Tenant's interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty
         (60) days thereafter.)

E. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty
         (60) days after the filing of the same.)

SECTION 15.02. REMEDIES OF LANDLORD. Upon the occurrence of any event of default set forth in Section 15.01 beyond any applicable notice and cure period, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

A. Landlord may re-enter the Leased Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, unless caused by Landlord's gross negligence or willful misconduct.

B.       1.      Landlord may terminate this Lease as of the date of such
                 default, in which event: (i) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Leased Premises, and Tenant shall immediately thereafter surrender the Leased Premises to Landlord; (ii) Landlord may re-enter the Leased Premises and dispossess Tenant or any other occupants of the Leased
                 Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (iii) notwithstanding the termination of this Lease, Landlord shall be entitled to recover from Tenant the value at the time of such termination of the amount of rent and other charges equivalent to rent reserved in this Lease for the remainder of the Lease Term, less the net amount of such rent and other charges for the remainder of the Lease
                 Term which Tenant proves could reasonably be recovered by Landlord from reletting the Leased Premises under then-current and reasonably anticipated market conditions,together with all loss or damage which Landlord may sustain by reason of such termination, it being expressly understood and agreed that the liabilities and remedies specified in this Subsection (B)(1) of Section 15.02 shall survive the termination of this Lease;
                 or

         2. Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part of the Leased Premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein (including, but not limited to, periods of free or reduced rent, relocation allowances, and additional tenant finish), whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the term of this Lease, together with all of Landlord's reasonable costs and expenses for preparing the Leased Premises for re-letting, including all repairs, tenant finish improvements, advertising, brokers' and reasonable attorneys' fees, and all loss or damage which Landlord may sustain by reason of such re-entry and re-letting. The failure of Landlord to relet the Leased Premises shall not affect Tenant's liability for damages.

C. Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

D. In the event Tenant fails to pay within thirty (30) days after the same is due and payable any Monthly Rental Installment of Minimum Annual Rent, any monthly installment of the Annual Rental Adjustment, or any other sum or charge required to be paid by Tenant to Landlord, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of eighteen percent (18%) per annum until paid.

E. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

F. Landlord agrees to use commercially reasonable efforts to re-let the Leased Premises.

SECTION 15.03. LIMITATION OF LANDLORD'S LIABILITY. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment, that being the sole asset to which Tenant may look for payment of any such judgment; and Tenant further agrees that no other assets of Landlord, wherever situate, shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment and that Landlord shall not be liable for any deficiency.

The references to "Landlord" in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Landlord" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder arising after the date of such transfer; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations.

SECTION 15.04. NON-WAIVER OF DEFAULTS. Landlord's or Tenant's failure or delay to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or Landlord's or Tenant's right thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default and breach of the Lease shall be deemed to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept





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





such a surrender shall be valid unless in writing and signed by Landlord.

SECTION 15.05. ATTORNEYS' FEES. In the event either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the other party employs attorneys to enforce all or any part of this Lease, the defaulting party agrees to reimburse the non-defaulting party for the reasonable attorneys' fees incurred thereby, whether or not suit is filed.

ARTICLE 16 - LANDLORD'S RIGHT TO RELOCATE TENANT

Landlord shall have the right, at its option, upon at least one hundred twenty
(120) days' prior written notice to Tenant, to relocate any portion of the Leased Premises located on the seventh (7th) and/or third (3rd) floors and consisting of approximately 10,000 rentable square feet or less and to substitute for such portion of the Leased Premises other space located on the fourth (4th) floor of the Building or, after the third (3rd) year of the Lease Term, located on the third (3rd) floor of the Building, containing at least as much rentable area as such portion of the Leased Premises. The size and configuration of the substituted space shall be reasonably acceptable to Tenant. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in such portion of the Leased Premises. Landlord shall reimburse Tenant for any and all reasonable expenses incurred with and caused by such relocation, including telephone installation and moving of equipment and furniture. Such costs shall be reimbursed by Landlord within sixty (60) days of receipt from Tenant of original invoices or receipts marked "paid in full". In no event shall Landlord be liable for any consequential damages to Tenant as a result of any such relocation, including, but not limited to, loss of business income or opportunity. Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Leased Premises and any other matters pertinent thereto.

ARTICLE 17 - NOTICE AND PLACE OF PAYMENT

SECTION 17.01. NOTICES. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Item N of the Basic Lease Provisions. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. The address specified in Item N of the Basic Lease Provisions may be changed by giving written notice thereof to the other party.

SECTION 17.02. PLACE OF PAYMENT. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent, Duke Realty Services Limited Partnership, P.O. Box 66122, Indianapolis, Indiana 46266 or any other address Landlord may specify from time to time by written notice given to Tenant.

ARTICLE 18 - MISCELLANEOUS GENERAL PROVISIONS

SECTION 18.01. CONDITION OF PREMISES. Tenant acknowledges that, except as provided in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant's business and Tenant is hiring the Leased Premises "as is."





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





SECTION 18.02. INSOLVENCY OR BANKRUPTCY. In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.

SECTION 18.03. COMMON AREAS. The term "Common Areas," as used in this Lease, refers to the areas of the Building and the land described in Exhibit A-1 which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas, subject to such nondiscriminatory rules and regulations as may be adopted from time to time by Landlord including those set forth in Section 5.02 and Exhibit C of this Lease. Further, Landlord shall have the right to change the location and size of the Common Areas from time to time as Landlord shall see fit in its reasonable discretion, including, without limitation, the removal of property and facilities from the Common Areas; provided, however, that no such alteration or removal will materially impair Tenant's access to or use of the Leased Premises.

SECTION 18.04. CHOICE OF LAW. This Lease shall be governed by and construed pursuant to the laws of the State of Indiana.

SECTION 18.05. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 18.06. NAME. Tenant shall not, without the written consent of Landlord, use the name of the Keystone Crossing Office Park for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, and in no event shall Tenant acquire any rights in or to such names. Landlord reserves the right to change the name and/or address of the Building at any time.

SECTION 18.07. EXAMINATION OF LEASE. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

SECTION 18.08. TIME. Time is of the essence of this Lease and each and all of its provisions.

SECTION 18.09. DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

SECTION 18.10. PRIOR AGREEMENTS. This Lease and the letter of understanding executed pursuant to Section 2.03 hereof contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

SECTION 18.11. PAYMENT OF AND INDEMNIFICATION FOR LEASING COMMISSIONS. The parties hereby acknowledge, represent and warrant that the only real estate broker or brokers involved in the negotiation and execution of this Lease is that, or are those, named in Item I of the Basic Lease Provisions and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Tenant hereby indemnifies and holds Landlord harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

SECTION 18.12. SEVERABILITY OF INVALID PROVISIONS. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

SECTION 18.13. ESTOPPEL CERTIFICATE. Tenant shall, within fifteen (15) days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement, in the form attached hereto as Exhibit D or in such other form as Landlord may, in the exercise of its normal business judgment, request, certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, and (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed). Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

Landlord shall, within thirty (30) days following receipt of a written request from Tenant, execute, acknowledge and deliver to Tenant or to any assignee, lender, purchaser or prospective assignee, lender or purchaser designated by Tenant a written statement, certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, and (iii) that there are not, to Landlord's knowledge, any uncured defaults (or specifying such defaults if any are claimed). Any such statement may be relied upon by any prospective assignee, lender or purchaser of Tenant's assets or business.

SECTION 18.14. SERVICES PERFORMED BY LANDLORD. Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord, by the managing agent of the property, or by one or more third persons; and Landlord further reserves the right to require Tenant to enter into reasonable agreements with such third persons in form and content approved by Landlord for the furnishing of such services.

SECTION 18.15. AMENDMENT FOR TAX PURPOSES. Landlord shall have the right at any time and from time to time to unilaterally amend the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulation issued thereunder; and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant's having to pay in the aggregate more money on account of its occupancy of the Leased Premises under the terms of this Lease as so amended; and provided further that no such amendment or amendments shall result in Tenant's receiving under the provisions of this Lease fewer services than it is entitled to receive nor services of a lesser quality; provided, however, that Tenant shall suffer no material adverse effect as a result of any such amendment.

SECTION 18.16. FORCE MAJEURE. Except as otherwise provided in this Lease, this Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill or is delayed in fulfilling any of its obligations when such inability or delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; manmade or natural casualties; unusual weather conditions or other acts of God; acts or omissions of governmental or political bodies; or civil disturbances or riots.

SECTION 18.17. UNRELATED BUSINESS INCOME. Neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Leased Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Leased Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Leased Premises (and that if a sublease is entered into, neither the rental payable thereunder nor the amount thereof passed on to any person or entity shall have deducted therefrom any expenses or costs related in any way to the subleasing of such space).

SECTION 18.18. FINANCIAL STATEMENTS. In the event Tenant is not a publicly held corporation, Tenant shall provide to Landlord, upon Landlord's written request, a copy of Tenant's most recent certified and audited financial statements prepared as of the end of Tenant's most recent fiscal year. Such financial statements shall be prepared in conformity with generally accepted accounting principles, consistently applied.

SECTION 18.19. REPRESENTATIONS AND INDEMNIFICATIONS. Any representations and indemnifications of Landlord contained in the Lease shall not be binding upon
(i) any mortgagee having a mortgage presently existing or hereafter placed on the Building, or (ii) a successor to Landlord which has obtained or is in the process of obtaining fee title interest to the Building as a result of a foreclosure of any mortgage or a deed in lieu thereof, unless such party becomes the Landlord under this Lease.

SECTION 18.20. TENANT'S REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Lease has been taken by Tenant; and (iii) the individual executing and delivering this Lease on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

SECTION 18.21. RIGHT OF FIRST OFFER. Provided that (i) Tenant is not in default at the time of exercise or commencement of this option, (ii) the creditworthiness of Tenant has not materially diminished, (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and (iv) the use of the Leased Premises has not changed, and subject to any existing rights of other tenants to the Offer Space (as hereinafter defined) as of the date of this Lease, Landlord shall, before entering into a lease with a third party for all or any portion of the third (3rd) floor of the Building (the "Offer Space"), notify Tenant in writing of the availability of such space for leasing ("Landlord's Notice"). Tenant shall have ten (10) business days from its receipt of Landlord's Notice to deliver to Landlord a written notice agreeing to lease, on the terms and conditions (except as set forth below, the same terms and conditions as contained in this Lease) contained in Landlord's Notice, either all of the Offer Space, ie., the entire third (3rd) floor, or, at Tenant's option, a portion of the Offer Space containing approximately 10,000 contiguous rentable square feet, the exact location and configuration of which shall be reasonably determined by Landlord and shall be commercially leaseable. In the event Tenant fails to notify Landlord of its agreement within said ten (10) day period, Landlord shall be free to lease the Offer Space to a third party, provided, however, that at any time prior to Landlord entering into a lease with a third party for the Offer Space, but in no event after the third (3rd) year of the Lease Term, if Tenant desires to lease the Offer Space, Tenant may so notify Landlord in writing, in which case the Offer Space shall be leased to Tenant upon the terms and conditions contained herein. The term for the Offer Space shall be coterminous with the term for the original Leased Premises. The Minimum Annual Rent for the Offer Space shall be equal to (i) Fifteen Dollars and Eighty-six Cents ($15.86) per rentable square foot if leased during the first year of the Lease Term; (ii) Sixteen Dollars and Thirty-six Cents ($16.36) per rentable square foot if leased during the second year of the Lease Term; and (iii) Sixteen Dollars and Eighty-six Cents ($16.86) per rentable square foot if leased during the third year of the Lease Term. Landlord agrees to provide Tenant with a tenant finish improvement allowance for the Offer Space in an amount not to exceed Eight Dollars ($8.00) per rentable square foot for the full six year Lease Term, which amount shall be reduced on a pro-rata basis for any period less than the full six year Lease Term.

SECTION 18.22. RIGHT OF FIRST REFUSAL. Provided that (i) Tenant is not in default at the time of exercise or commencement of this option, (ii) the creditworthiness of Tenant has not materially diminished, (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and (iv) the use of the Leased Premises has not changed, and subject to any existing rights of other tenants to the Refusal Space (as hereinafter defined) as of the date of this Lease, Tenant shall have the right of first refusal ("Refusal Option") to lease additional space in the Building located on the third (3rd) floor, the fourth (4th) floor and the seventh (7th) floor ("Refusal Space") as such space becomes available for leasing during the Lease Term. This Refusal Option with respect to any space located on the third (3rd) floor of the Building shall be at the rental rates and upon such other terms as set forth in Section 18.21 during the first three years of the Lease Term. The Refusal Space on the fourth (4th) and seventh (7th) floors, and on the third (3rd) floor after the third year of the Lease Term, shall be offered to Tenant at the rental rate then being offered by Landlord to a specific third party prospective tenant for such space, excluding free rent, but in no event less than the then current rental rate under this Lease, and upon such other terms as determined by Landlord, provided, however, that the tenant finish improvement allowance shall be that which is being offered to the third party prospective tenant. Said allowance shall be available only for tenant finish improvements in the Refusal Space, which improvements shall be mutually agreed upon by Landlord and Tenant, and shall not be available to reduce or abate rent in any manner or as any form of cash allowance.

Upon notification in writing by Landlord that the Refusal Space or any portion thereof is available, Tenant shall have ten (10) business days in which to notify Landlord in writing of its election to lease such Refusal Space at such rental rates and other terms described above, in which event this Lease shall be amended to incorporate such Refusal Space. In the event Tenant declines or fails to elect to lease such Refusal Space, then this Refusal Option shall automatically terminate and shall thereafter be null and void as to such space.

It is understood and agreed that this Refusal Option shall not be construed to prevent any tenant in the Building from extending or renewing its lease or exercising any other options pursuant to its lease.

In addition, during the Lease Term, Landlord hereby agrees to provide Tenant, upon Tenant's written request, but not more than once a month, a report indicating the availability of space in the Building.

SECTION 18.23.  OPTION TO EXTEND.

         A. Grant and Exercise of Option. Provided that (i) Tenant is not in default at the time of exercise or commencement of this option, (ii) the creditworthiness of Tenant has not materially diminished, and (iii) the use of the Leased Premises has not changed, Tenant shall have one (1) option to extend the term of this Lease (the "Original Term") for one (1) additional period of five (5) years (the "Extension Term"). The Extension Term shall be upon the same terms and conditions contained in the Lease for the Original Term except
(i) Tenant shall not have any further option to extend and (ii) the Minimum Annual Rent shall be adjusted as set forth herein ("Rent Adjustment"). Tenant shall exercise such option by delivering to Landlord, no later than twelve (12) months prior to the expiration of the Original Term, written notice of Tenant's
desire to extend the Original Term.   Tenant's failure to properly exercise
such option shall waive it. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within ten (10) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term.

         B. Market Rent Adjustment. The Minimum Annual Rent for the Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the_Park; provided, however, that in no event shall the Minimum Annual Rent during the Extension Term be less than the highest Minimum Annual Rent payable during the Original Term. The Minimum Monthly Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

SECTION 18.24. SIGNAGE. Notwithstanding anything contained herein to the contrary, and provided that Tenant complies with all zoning and other municipal and county regulations, Tenant may, at its own cost and expense (except that Tenant may use a portion of the Allowance, if available, in accordance with the provisions of Section 2.02), erect a non-exclusive sign on the Building ("Sign") identifying its business, which Sign (i) shall be located on the precast surface above the seventh (7th) floor windows of Tenant's offices; (ii) shall not exceed two (2) feet in height; and (iii) shall have interstate exposure. The Sign shall consist of the letters "NHP" and the corporate logo of Tenant. The exact location, style and size of the Sign shall be subject to Landlord's prior written approval which shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to maintain such Sign in first-class condition and in compliance with all zoning and building codes throughout the Lease Term. Tenant shall be responsible for all electrical costs associated with the Sign. Upon expiration or early termination of the Lease Term, Tenant shall remove the Sign and repair all damage to the Building caused thereby. Landlord does not warrant the availability of such Sign to Tenant. Any language in the Lease notwithstanding, Tenant shall indemnify and hold harmless Landlord from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property connected with or arising from the Sign or the rights granted Tenant herein.

SECTION 18.25.  SATELLITE DISH.

         a. Provided Tenant is not in default under the Lease, and provided further that Tenant complies with all zoning and other municipal and county rules and regulations, Tenant shall have the right, at its own cost and expense, to install, operate and maintain on the roof of the Building, a microwave satellite dish ("Dish") for a reasonable monthly rental rate, to be determined by Landlord upon its review of Tenant's specifications for the Dish. Tenant shall be solely responsible for obtaining any necessary permits and licenses required to install and operate the Dish. Copies of such permits and licenses shall be provided to Landlord.

         b. The size, location, design and manner of installation of the Dish and all related wiring and equipment shall be designated and approved by Landlord, which approval shall not be unreasonably withheld. After obtaining written approval of Landlord, Tenant shall have reasonable access to the roof for installation and maintenance of the Dish and shall have the right to install all reasonable wiring related thereto. However, unless otherwise approved by Landlord in writing, in no event shall Tenant be permitted to penetrate the roof membrane in connection with the installation or maintenance of the Dish.

         c. Tenant represents and warrants that the installation and maintenance of the Dish will not cause any damage to the structural portions of the Building. Tenant shall be responsible for repairing any such damages to the structure.

         d. Tenant shall install, operate and maintain the Dish in accordance with all federal, state and local laws and regulations. Prior to installation of the Dish, Tenant shall, on behalf of the installer, provide Landlord with a certificate of insurance reasonably satisfactory to Landlord.

         e. Tenant reserves the right to discontinue its use of the Dish at any time prior to the termination of the Lease or any renewal or extension thereof for any reason whatsoever, provided that Tenant gives thirty (30) days prior written notice thereof to Landlord. Tenant shall be responsible for all costs of removal and for restoring the Building to its original condition after such removal. Notwithstanding the foregoing, Landlord reserves the right at any time during or upon the expiration of the Lease Term to reasonably require by written notice to Tenant that Tenant remove the Dish within ten (10) days from Tenant's receipt thereof, unless Landlord waives such right in writing at the time of granting its consent to the installation of said Dish. Such removal shall be in accordance with all of the terms and conditions set forth herein. If Tenant elects not to remove the Dish from the Building, upon expiration or earlier termination of this Lease, or after expiration of the ten
(10)
day notice period provided herein, the Dish shall be deemed abandoned by Tenant and shall become the property of Landlord.

         f. Any language in the Lease notwithstanding, Landlord shall not be liable and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, damages (including but not limited to personal injury, death, or property damages), costs, expenses, and attorneys' fees incurred by Landlord arising from any Dish related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof, except for that caused by the gross negligence or willful misconduct of Landlord.

         g. If Tenant fails to comply with the terms stated herein, or if removal of the Dish is required by any governmental authority having jurisdiction thereof, Tenant shall remove the Dish and all related wiring and equipment and restore the Building to its original condition in accordance herewith within ten (10) days of its receipt of written notice requiring the same.

         h. Tenant's right to install, maintain and use such Dish shall be subordinate and inferior to the rights of any and all existing tenants in the Building that have previously been granted the right to install and maintain dishes on the roof of the Building.

SECTION 18.26. PARKING. The commercial zoning ordinance of Marion County, Indiana requires 3.5 parking spaces for every 1,000 square feet for general office buildings. The Building currently has 3.8 parking spaces for every 1,000 square feet, based on the total Rentable Area of 149,350 square feet. In the event it is reasonably determined by Tenant that the visitor parking spaces available for the Building are insufficient to adequately serve Tenant's reasonable needs, and upon Tenant's written request, Landlord agrees to add five (5) additional visitor parking spaces in the Building parking lot, within a reasonable time after its receipt of said notice.

SECTION 18.27. STORAGE SPACE. Provided Tenant is not in default hereunder, Landlord agrees to provide Tenant certain temporary storage space, at no cost, located on the third (3rd) floor of the Building and known as Suite 350 (the "Storage Space"), from the Commencement Date until the date of substantial completion of the Additional Space. Tenant accepts the Storage Space "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto. Tenant's occupancy of the Storage Space shall be in accordance with all terms and conditions of this Lease, except as otherwise provided herein.

SECTION 18.28. AMERICANS WITH DISABILITIES ACT. To the best of Landlord's knowledge, Landlord has received no notice from any governmental agency or other source that the Building is not in compliance with the Americans With Disabilities Act ("ADA"). Landlord shall indemnify Tenant from and against any claims, and shall defend Tenant in any action, arising from non-compliance of the Building common areas with the ADA.





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





SECTION 18.29. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that, except as otherwise provided in this Lease, upon the continuing compliance by Tenant with all of the terms, covenants and provisions of this Lease to be performed by Tenant, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the Lease Term, free from any interference whatsoever by, from or through Landlord or anyone claiming by, from or through Landlord, except as may be otherwise provided herein.

ARTICLE 19 - NON-LIABILITY AND INDEMNIFICATION

SECTION 19.01. NON-LIABILITY OF LANDLORD. Neither Landlord nor any partner, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage, or loss, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants, or employees, without contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Further, neither Landlord nor any partner, director, officer, agent, servant or employee of Landlord shall be liable for any such damage caused by other tenants or persons in, upon, or about the Building, or caused by operations in construction of any private, public, or quasi-public work.

SECTION 19.02.  ADDITIONAL INDEMNITY. - Intentionally omitted.

ARTICLE 20 - HAZARDOUS MATERIALS

Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Leased Premises, provided such testing is not required as a result of Landlord's act. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Leased Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Leased Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

To the best of Landlord's knowledge, there is no asbestos or hazardous materials (except as may be necessary or appropriate for a particular tenant's use) in, on or about the Leased Premises, Building or site.

ARTICLE 21 - CONSENTS

In any instance in which either Landlord or Tenant shall be requested to consent to or approve any matter with respect to which such party's consent or approval is required by any of the provisions of this Lease, such consent or approval shall not be unreasonably withheld, conditioned, delayed, or exercised except as may otherwise be expressly set forth to the contrary in this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                           LANDLORD:

                                           WRC PROPERTIES, INC., a Delaware
                                           corporation

ATTEST:
                                           By:
------------------------                      -----------------------------

                                            Its:
------------------------                        ---------------------------
 (Title)



                                           TENANT:

                                           NHP INCORPORATED, a
                                           Delaware corporation


ATTEST:
                                           By:
------------------------                      -----------------------------

                                           Printed:
------------------------                           ------------------------
(Title)
                                           Its:
                                               ----------------------------



STATE OF
         ------------  )
                       ) SS:
COUNTY OF              )
         ------------

         Before me, a Notary Public in and for said County and State, personally appeared __________________________________, and ___
_______________________________, by me known and by me known to be the
____________________ and __________________, respectively, of NHP Incorporated, a Delaware corporation, who acknowledged the execution of the foregoing "Keystone Office Lease" on behalf of said corporation.

         WITNESS my hand and Notarial Seal this _____ day of _________________, 1996.


                                                     ---------------------------
                                                     Notary Public


                                                     ---------------------------
                                                     (Printed Signature)

My Commission Expires:
                        ------------------------

My County of Residence:
                         ------------------------